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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  June 25, 2001


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


      Delaware              1-2691                      13-1502798
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                    Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas            76155
 (Address of principal executive offices)              (Zip Code)


                       (817) 963-1234
               (Registrant's telephone number)







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Item 5.   Other Events

American Airlines, Inc. ("American", a wholly owned subsidiary of AMR Corporation) is filing herewith a press release issued by American on June 25, 2001 as Exhibit 99.1 which is included herein. This press release was issued in response to the White House announcement of the appointment of a Presidential Emergency Board to intervene in American's negotiations with the
Association of Professional Flight Attendants if a negotiated settlement has not been reached by 12:01 am. EDT on July 1, 2001.



Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release

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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary





Dated:  June 26, 2001





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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release






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                                                Exhibit 99.1



                              Contact:  Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577

FOR RELEASE:  Monday, June 25, 2001


                 STATEMENT OF AMERICAN AIRLINES
           IN RESPONSE TO WHITE HOUSE ANNOUNCEMENT OF
            PRESIDENTIAL EMERGENCY BOARD APPOINTMENT

     FORT WORTH, Texas - The White House confirmed today that President Bush will appoint a Presidential Emergency Board (PEB) to intervene in our negotiations with the Association of Professional Flight Attendants (APFA) if a negotiated settlement has not been reached by 12:01 a.m. EDT on July 1.
     The Administration's action today should strongly reassure the traveling public that there is no possibility that a strike could disrupt our operations during the busy summer travel season, allowing our customers to book American with confidence.
     While the Administration is taking decisive action to avoid a strike, our efforts will continue to be focused on reaching a negotiated agreement with the APFA. Our talks resume in Washington on June 28, and we still believe that a negotiated agreement will provide the best outcome for our flight attendants and the company.
     We are committed to providing our flight attendants with an industry-leading contract, and several options to achieve that goal remain on the table today. We want to conclude an agreement now, and hope the APFA will join us in bringing our flight attendants the best contract in the industry.

                               ###

           MORE ROOM THROUGHOUT COACH...ONLY ON AMERICAN

Current AMR Corp. news releases can be accessed via the Internet.
       The address is http://www.amrcorp.com/corpcomm.htm